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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 4, 2015 (January 30, 2015)

Date of Report (Date of earliest event reported)

TBSS INTERNATIONAL, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	333-168346	26-0478989
(State of Incorporation)	(Commission File Number)	(IRS Employer ID Number)

170 South Main Street, Suite 1075
Salt Lake City, Utah 84101
(Address of Principal Executive Offices)

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Registrant’s Telephone Number, Including Area Code:

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 (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENT OF CERTAIN OFFICERS.

(a)

Resignation of a Director

On January 30, 2015, the board of directors of TBSS International accepted the resignation of Michael Carlton from his position as a director.  Mr. Carlton’s resignation was not the result of any disagreement, as defined in 17 CFR 240.3b-7, with TBSS nor was it related to any matter relating to TBSS’s operations or policies.

ITEM 8.01 OTHER EVENTS.

(a)

January 30, 2015 Board of Directors Meeting.

On January 30, 2015, the board of directors of TBSS held a directors meeting at which the board, among other things, rescinded the issuance of 40,000,000 shares of the Company’s common stock previously issued to Todd Spinelli in October of 2011.  The board based such rescission of the lack of consideration given by Mr. Spinelli for such shares.  At the January 30, 2015 meeting the board also authorized officers TBSS to obtain legal counsel and pursue legal action against Mr. Spinelli.

(b)

Lawsuit against former officer and director.

On March 3, 2015, TBSS International filed a complaint in the District Court in the County of Clark, State of Nevada against its former president, CEO and director, Todd Spinelli.  In that complaint TBSS alleges breaches of fiduciary duties, breaches of contracts, fraud and unjust enrichment against Mr. Spinelli.  In additional to seeking damages, the complaint prays for declaratory relief which would rescind various loans and other transactions Mr. Spinelli claims to have made with, or on behalf of, TBSS and seeks judicial rescission of the issuance of 40,000,000 shares of TBSS common stock previously issued to Mr. Spinelli.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2015

TBSS International, Inc.

/s/Sherry Donnell

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By: Sherry Donnell

Its: President

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